UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): November 26, 2010 (November 23, 2010)

Valeant Pharmaceuticals International, Inc.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	001-14956 (Commission File Number)	98-0448205 (I.R.S. Employer Identification No.)

7150 Mississauga Road Mississauga, Ontario Canada (Address of principal executive offices)		L5N 8M5 (Zip Code)
(905) 286-3000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
   6.875% Senior Notes due 2018
     On November 23, 2010, Valeant Pharmaceuticals International (“Valeant”), a wholly-owned indirect subsidiary of Valeant Pharmaceuticals International, Inc. (the “Company”), completed its previously announced offering (the “Senior Notes Offering”) of $1 billion aggregate principal amount of 6.875% Senior Notes due 2018 (the “Senior Notes”) to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-United States persons pursuant to Regulation S under the Securities Act. The Senior Notes have not been and will not be registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Senior Notes are the senior unsecured obligations of Valeant and are jointly and severally guaranteed on a senior unsecured basis by the Company and each of the Company’s subsidiaries (other than Valeant) that is a guarantor under its credit facilities. Certain of the future subsidiaries of Valeant and the Company may be required to guarantee the Senior Notes.
     A portion of the proceeds of the Senior Notes Offering were used to repay Valeant’s tranche B term loan facility under its credit facilities, and the balance of the proceeds are expected to be used for general corporate purposes, including acquisitions, debt repayment and share repurchases (including pursuant to its recently announced securities repurchase program).
   Indenture
     The Senior Notes were issued pursuant to the Indenture, dated as of November 23, 2010, among Valeant, the Company, The Bank of New York Mellon Trust Company, as trustee, and the guarantors named therein (the “Senior Notes Indenture”).
     Pursuant to the Senior Notes Indenture, the Senior Notes will mature on December 1, 2018. The Senior Notes will accrue interest at the rate of 6.875% per year. Interest on the Senior Notes will be payable semi-annually in arrears on each June 1 and December 1, commencing on June 1, 2011.
     Valeant may redeem all or a portion of the Senior Notes at any time prior to December 1, 2014, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, plus a “make-whole” premium. On or after December 1, 2014, Valeant may redeem all or a portion of the Senior Notes at the redemption prices applicable to the Senior Notes as set forth in the Senior Notes Indenture, plus accrued and unpaid interest to the date of redemption of the Senior Notes. In addition, prior to December 1, 2013, Valeant may redeem up to 35% of the aggregate principal amount of the Senior Notes with the net proceeds of certain equity offerings.
     In the event of a Change of Control (as defined in the Senior Notes Indenture), unless Valeant has exercised its right to redeem all of the Senior Notes, each holder of the Senior Notes may require Valeant to repurchase such holder’s Senior Notes in whole or in part, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date of the Senior Notes.
     The Senior Notes Indenture contains covenants that limit the ability of the Company and any of its restricted subsidiaries (as such term is defined in the Senior Notes Indenture) to, among other things:
•	incur or guarantee additional debt;

•	make certain investments and other restricted payments;

•	create liens;

•	enter into transactions with affiliates;

•	engage in mergers, consolidations or amalgamations;

•	repurchase capital stock, repurchase subordinated debt and make certain investments; and

•	transfer and sell assets.
     The Senior Notes Indenture also provides for customary events of default.

     The foregoing summary of the Senior Notes Indenture is not complete and is qualified in its entirety by reference to the full and complete text of the Senior Notes Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
   (d) Exhibits.

Exhibit
No.	Description

4.1	Indenture, dated as of November 23, 2010, by and among Valeant Pharmaceuticals International, Valeant Pharmaceuticals International, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the Senior Notes.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.,
By:	/s/ Robert Chai-Onn
	Name:	Robert Chai-Onn
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: November 26, 2010

EXHIBIT INDEX

Exhibit
No.	Description

4.1	Indenture, dated as of November 23, 2010, by and among Valeant Pharmaceuticals International, Valeant Pharmaceuticals International, Inc., the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the Senior Notes.